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                                                                    EXHIBIT 10.5


                                PIEDMONT CENTER

     This Lease, made as of the 22nd day of January, 1996, by and between PROPERTY GEORGIA OBJLW ONE CORPORATION, an Oregon Corporation, first party, (hereinafter called "Lessor"); and HOMECOM COMMUNICATIONS, INC., a Delaware corporation, second party, (herein called "Lessee").

                              W I T N E S S E T H:

1.    PREMISES

     Lessor does hereby rent and lease to the Lessee Suites 90 & 100, Fourteen Piedmont Center (hereinafter called the "Premises") in the building (hereinafter called the "Building") situated at 3535 Piedmont Road, N.E., Atlanta, Georgia 30305, consisting of approximately 10,195 rentable square feet as shown outlined in red on Exhibit "A" attached hereto and made a part hereof. No easements are included in this Lease, including without limitation, easements for light, air and view.

2.    TERM

     This Lease shall be for a term (hereinafter called the "Term"), commencing on March 1, 1996 and ending on the last day of the calendar month which is 5 years and 0 months following the commencement date. Notwithstanding the foregoing, (a) if Lessee takes occupancy of the Premises prior to the aforesaid commencement date, then the Term shall commence on the date of said occupancy, and (b) if Lessor does not deliver to Lessee possession of the Premises on or before the aforesaid commencement date (and such delay in delivery of possession of the Premises is not attributable to any failure of Lessee to fully and punctually perform Lessee's obligations as set forth in this Lease), then the Term of this Lease shall not commence until Lessor delivers to Lessee notice that the Premises are available for occupancy by Lessee and the date set forth in such notice shall establish the commencement date.

3.    RENTAL

     Lessee shall pay to Lessor (or to Lessor's designee as set forth by written notice from Lessor to Lessee), at the address set forth in Paragraph 21 of this Lease, without any prior demand, offsets or deductions, the sum of $241,440.00 per annum as fixed rent (hereinafter, together with any adjustments as hereinbelow provided, called "Base Rental"), payable in equal monthly installments of $20,120.00 per month (subject to adjustment as hereinbelow provided) in advance, on the first day of each calendar month during the Term of this Lease. Base Rental, together with all "additional rent" and other sums payable by Lessee as herein provided (hereinafter collectively called "Rent") shall be payable at Lessor's office or at such other place as Lessor may from time to time designate in writing to Lessee. In the event the Term does not commence on the first day of a calendar month or end on the last day of a calendar month, the Base Rental for such fractional month shall be proportionately reduced.

     a. As used herein, the term "Adjustment Date" shall mean each January 1 occurring during the Term commencing with the year 1997, and the term "Adjusted Base Rental" shall mean the Base Rental in effect immediately prior to the adjustment to said Base Rental occurring as of such Adjustment Date. The Base Rental shall be adjusted effective as of each Adjustment Date to reflect such increases, if any, as are reflected by changes in the "All-Items" figures in the "Consumer Price Index - U.S. City Average for All Urban Consumers" (1982-84 = 100) of the Bureau of Labor Statistics of the Unites State Department of Labor. AS of each Adjustment Date the Base Rental shall be adjusted to the amount determined by dividing Adjusted Base Rental by the index number published in the issue of "Monthly




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Labor Review" for the second December preceding each annual Adjustment Date and subsequently multiplying that amount by the index number published in the "Monthly Labor Review" for the December immediately preceding such Adjustment Date. If the "Consumer Price Index" published by the Bureau of Labor
Statistics is discontinued, then the "Consumer Price Index" published by the United State Department of Commerce shall be used (with proper adjustment), and if the Department of Commerce Index is discontinued then the parties shall, in good faith, agree on a suitable substitute. In no event shall the Base Rental payable hereunder be reduced by any such adjustment. Lessor shall endeavor to notify Lessee of the adjustments to Base Rental as soon as practicable following each Adjustment Date and Lessee shall continue to pay Base Rental otherwise in effect under this Lease until Lessor shall notify Lessee of such adjustment to Base Rental. Within thirty (30) days following Lessor's notification of the adjustment to Base Rental in accordance with this paragraph, Lessee shall pay to Lessor the difference between the Base Rental actually paid by Lessee since the last preceding Adjustment Date and accrued but unpaid Base Rental owed in accordance with the terms of this paragraph.
The obligation of Lessee under the last preceding sentence hereof shall survive the expiration or earlier termination of this Lease.

     b. As used herein, the term "taxes" shall include every type of tax, charge or impost assessed against the real estate and improvements upon and within which the Premises are located, or upon the operation of such real estate and improvements, excepting only income taxes imposed upon Lessor. In addition to Base Rental, Lessee agrees to pay, as additional rent, 3.398% (the percentage is determined by dividing the rentable square feet of the Premises by the total rentable square feet in said improvements, i.e., 300,000 rentable square feet) of the amount, if any, of any increase in taxes on said real estate and improvements for the current calendar year over taxes on said real estate and improvements for the year 1995, prorated as may be necessary based upon such increase in taxes, if any, and Lessee agrees to pay Lessor, within thirty (30) days thereafter, Lessee's share of additional rent hereunder. The obligations of Lessee under this Paragraph 3.b. shall survive the expiration or earlier termination of this Lease.

4.    USE

     The Premises shall be used for office purposes and no other. The Premises shall not be used for any illegal purposes; nor in violation of any law or regulation of any governmental body, nor in any manner to create a nuisance or trespass; nor in any manner which could result in a cancellation of the insurance or an increase in the rate of insurance on the Premises.

5.    LESSEE'S ACCEPTANCE

     Except for the substantial completion of the work as may be set forth in Exhibit "D" ("Leasehold Improvements") attached hereto, Lessee accepts the Premises in their present condition and as suited for the use intended by Lessee, and Lessor shall not be required to make any repairs, or improvements to the Premises. However, Lessor shall make such structural repairs to the Premises as are necessary for safety and tenantability. Taking possession of the Premises by Lessee shall be conclusive evidence that Lessee has accepted the Premises in "as is" condition, subject only to the substantial completion of any items covered in any punch list agreed upon in writing by Lessor and Lessee within thirty (30) days after occupancy of the Premises by Lessee.

6.    LESSEE'S CARE; INSURANCE

     All repairs to the Premises not required to be made by Lessor shall be made by Lessee, at its sole cost. Without limiting the foregoing, Lessee shall repair all partitions and all glass and plate glass, and

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all equipment, plumbing and fixtures included within or forming the Premises.
If Lessee is insured for the claim, Lessee shall be liable for and shall hold Lessor harmless in respect of damage or injury to the Premises, or to the person or property of the Lessee, or to the person or property of Lessor's other tenants, or anyone else, if arising in whole or in part out of or related to Lessee's occupancy of the premises. If Lessee is not insured for the claim described in the preceding sentence, then Lessee shall be liable for and shall hold Lessor harmless in respect of damage or injury to the Premises, or to the person or property of the Lessee, or to the person or property of Lessor's other tenants, or anyone else, if arising in whole or in part out of or related to Lessee's occupancy of the Premises, except to the extent such damage or injury is caused by Lessor's negligence. Lessee shall at once report in writing to Lessor any defective condition known to Lessee which Lessor is required to repair and failure to so report shall make Lessee responsible for damages resulting from such defective condition. all personal property owned by Lessee, or by any of Lessee's employees or visitors, which is located upon the Premises or the real property and improvements upon and within which the Premises are located (including, without limitation, parking lots) shall be at the risk of Lessee only, and Lessor shall not be liable for any damage thereto or theft thereof.

     Lessee shall maintain in full force and effect throughout the Term (i) commercial general liability insurance coverage in an amount not less than two (2.0) million dollars and which shall include property damage, bodily injury and products liability and (ii) all risk insurance in an amount adequate to cover the replacement cost of all of Lessee's property located within the Premises. Such policies shall be issued by insurance companies rated no less than A-XII (A.M. Best Rating). Such policies shall name Lessor, and such other parties as Lessor may designate, as additional insureds; shall contain endorsements providing that the limits and coverage of such policies cannot be reduced or policies cancelled except after thirty (30) days prior written notice to Lessor; and, shall contain such other provisions as Lessor may, in the exercise of its discretion, deem necessary or appropriate. Lessee shall deliver to Lessor certificates or other evidence satisfactory to Lessor confirming the existence of such insurance coverage on or before the commencement date of the Term and at such other times as Lessor may reasonably request.

7.    INSPECTIONS

     Lessor may enter the Premises at reasonable hours: to exhibit same to prospective purchasers, mortgagees or tenants, to inspect the Premises to see that Lessee is complying with all Lessee's obligations hereunder; and to make repairs required of Lessor under the terms hereof or repairs or modifications to any adjoining space.

8.    DEFAULT; REMEDIES

     Without limiting the other provisions of this Lease, the occurrence of any of the following shall constitute an "event of default'' under this Lease: (A) any Rent is not paid within five days after written notice by Lessor to Lessee that the Rent is due and unpaid: or (B) the Premises shall be deserted or vacated; or (C) Lessee shall fail to comply with any terms, provision, condition or covenant of this Lease other than the payment of Rent, or any of the Rules and Regulations now or hereafter established for the government of the Building, and shall not cure such failure within ten days after written notice to Lessee of such failure to comply; or (D) any petition is filed by or against Lessee under any section or chapter of the National Bankruptcy Act, as amended; or (E) Lessee shall become insolvent or make a transfer in fraud of creditors; or (F) Lessee shall make an assignment for benefit of creditors; or
(G) a receiver is appointed for a substantial part of the assets of Lessee; or
(H) the leasehold interest of Lessee, or any portion thereof, is levied on under execution. Specifically, notwithstanding any provision for notice and cure afforded Lessee by virtue of this paragraph, Lessor shall have no obligation to notify Lessee of any

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violations by Lessee of the terms of this Lease on more than two (2) occasions during any twelve month period nor on more than five (5) occasions during the Term, and an event of default shall be deemed to have occurred hereunder in such circumstances without the necessity of any prior notice by Lessor or opportunity to cure for Lessee.

     Upon the occurrence of an event of default, in addition to and not in limitation of any other right or remedy available to Lessor at law or in equity, Lessor shall have the option at any time thereafter to:

     (1) Terminate this Lease (but Lessee shall nevertheless remain liable for damages as hereinafter set forth), in which event Lessee shall immediately surrender the Premises to Lessor, but if Lessee shall fail to so do, Lessor may, without further notice and without prejudice to any other remedy Lessor may have for possession or arrearages in Rent, enter upon the Premises and expel or remove Lessee and Lessee's effects, by force if necessary, without being liable to prosecution or any claim for damages therefor. Upon any such termination Lessee shall pay to Lessor all Rent due and payable to the date upon which this Lease shall have been terminated and Lessor shall be entitled to recover from Lessee, and Lessee shall pay to Lessor, on demand, as and for liquidated and agreed final damages and not as a penalty, a sum equal to the amount by which the Base Rental and additional rent payable for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) exceeds the fair and reasonable rental value of the Premises for the same period, both discounted at the rate of seven percent per annum to present worth. In determining the fair and reasonable rental value of the Premises, the rental realized by any relet, if such reletting be accomplished by Lessor within a reasonable time after termination of this Lease or after Lessor regains possession of the Premises, shall be deemed prima facie to be the rental value.

     (2) Reenter the Premises, without notice, either by summary proceedings or by any other action or proceeding or by force if necessary (without being liable for any claim for damages therefor), and repossess the Premises and dispossess Lessee and any other persons from the Premises. Lessor at any time thereafter may relet the Premises, or any part thereof, in the name of Lessor or as agent for Lessee for a term or terms which may, at Lessor's option, be less than or exceed the period of the remainder of the Term, and at such rent or rental and upon such other conditions, which may include concessions as Lessor, in its sole discretion, shall determine. Lessor shall receive the rents from such reletting and shall apply the same, first, to pay such expenses as Lessor may have incurred in connection with reentering, ejecting, removing, dispossessing, reletting, altering, repairing, redecorating, subdividing or otherwise preparing the Premises for reletting, including without limitation brokerage and attorney's fees and expenses; second, to the payment of any indebtedness other than Rent charges and other sums due hereunder from Lessee to Lessor; and the residue, if any, shall apply to the fulfillment of the terms, covenants and conditions of Lessee hereunder, and Lessee hereby waives all claims to the surplus, if any. Lessee shall be, and hereby agrees to be, liable for and to pay Lessor any deficiency between the Rents, charges and other sums reserved hereunder (conclusively presuming that additional rent is the same as payable for the year immediately preceding such reentry) and the net rentals, as aforesaid, to relet, if any, for each month of the period which would otherwise have contributed the balance of the Term. Lessee hereby agrees to pay such deficiency in monthly installments on the date specified in this Lease for the payment of Base Rental, and any suit or proceeding brought to collect a deficiency for any month shall not prejudice or preclude in any way the right of Lessor to collect a deficiency for any subsequent month by similar suit or proceeding. Lessor shall in no event be liable in any manner whatsoever for the failure to relet the Premises or, in the event of such reletting, for failure to collect the rents reserved thereunder. No such reentry or taking possession of the Premises by Lessor shall be construed as an election on its part to terminate this Lease unless Lessor gives written notice to Lessee of such intention to so terminate this Lease.


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     (3) As agent for Lessee, Lessor, without thereby waiving such default and without liability to Lessee in connection therewith, may, but shall not be obligated to, cure any default of Lessee in the performance by Lessee of any of the terms of this Lease on Lessee's part to be performed. Lessor may enter the Premises at any time to cure any default without any liability to Lessee. Lessee shall reimburse Lessor immediately upon demand for any expenses which Lessor may incur in effecting compliance with this Lease on behalf of Lessee.

9.    PERSONALTY OF LESSEE

     If Lessee shall not remove all of its effects from said Premises at any termination of this Lease, Lessor may, at its option, remove all or part of said effects in any manner that Lessor shall choose and store the same without liability to Lessee for loss thereof, and Lessee shall reimburse Lessor on demand for all expenses incurred in such removal and also storage of said effects. Lessee hereby grants to Lessor a line and security interest upon the property and effects of Lessee on the Premises, and upon any termination of this Lease or re-entry by Lessor upon the Premises in accordance with Paragraph hereof wherein Lessee shall be liable in any amount to Lessor, Lessor may, at its option, without notice, take possession of said property and effects and sell at public or private sale all or part of said property and effects for such price as Lessor may deem best and apply the proceeds of such sale to any amounts due under this Lease from Lessee to Lessor, including the expenses of removal and sale.

10.   POSSESSION

     If this Lease is executed before the Premises herein become ready for occupancy and Lessor cannot deliver possession of the Premises by the time the Term is fixed herein to begin, this Lease shall not be void or voidable (except as hereinbelow provided) and Lessee waives any claim for damages due to such delay. In the event Lessor fails to deliver the Premises to Lessee for occupancy before one hundred eighty (180) days after the commencement date set forth in Paragraph 2 of this Lease due to reasons other than the fault of Lessee or circumstances beyond the reasonable control of Lessor, then Lessee shall have the right and option to terminate this Lease and Lessee's sole and exclusive remedy against Lessor.

11.   SERVICES

     Provided Lessee has not abandoned the Premises and there exists no event of default on behalf of Lessee, Lessor shall furnish to the Premises the following services in the following amounts:

     (a) Janitorial services on Monday through Friday inclusive, but excepting holidays observed by national banks in Atlanta as legal holidays;

     (b) Electricity in the Premises on a level suitable for normal office use, including usual and normal small office machines and similar equipment using 110 volt current, and lighting of the Premises to building standard light levels produced by building standard fluorescent lighting fixtures (Lessee being obligated to pay for replacement of all light bulbs including florescent tubes;

     (c) Seasonal air conditioning and heating on Monday through Friday inclusive, with holidays observed by national banks in Atlanta as legal holidays excepted, from 8:00 a.m. to 6:00 p.m.

     Lessor reserves the right to prohibit installation within the Premises of equipment using electricity in amounts greater than the amounts provided, including, but not limited to, non-standard lighting, electric heaters, air conditions, data processing and duplicating equipment, stoves, microwaves, refrigerators and vending machines.


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     In no event shall Lessee's use of electric current exceed the capacity of existing feeders to the Building, risers, wiring installations or other facilities which serve utilities to the Premises. Lessor further reserves the right to prohibit the installation of any additional equipment unless and until arrangements are made by Lessee, acceptable to Lessor, to install supplementary air conditioning equipment on the Premises at Lessee's cost and expense. Any cost of operation and maintenance of such additional equipment or supplementary air conditioning services incurred by Lessor shall be paid by Lessee to Lessor as additional rent on the monthly rental payment date set forth in this Lease for Base Rental. Should Lessee desire heating or air conditioning at times when such services are not furnished by Lessor under the terms of this Lease, Lessor will furnish such services as requested by Lessee upon reasonable advance notice from Lessee, and Lessee shall pay to Lessor the currently established charges for such services as additional rent on demand. Lessor shall not be liable for any damages directly or indirectly resulting from the installation, use or interruption of use of utilities or the furnishing of services referred to in this paragraph where such interruption results from circumstances beyond Lessor's reasonable control or from interruptions made necessary by repairs and maintenance being undertaken by Lessor.

12.   SUBLETTING AND ASSIGNMENTS

     Lessee shall not voluntarily, involuntarily or by operation of law, assign, transfer, hypothecate or otherwise encumber this Lease, or any interest herein, and shall not sublet nor permit the use by others of the Premises or any part thereof without first obtaining in each instance Lessor's prior written consent, which consent Lessor shall be entitled to withhold in its sole discretion. Lessor's consent to one assignment, sublease, transfer or hypothecation shall not be deemed consent to any other or further assignment, sublease, transfer or hypothecation. Any such assignment, sublease, transfer or hypothecation without Lessor's prior written consent shall be void and shall constitute an immediate event of default under this Lease. No acceptance by Lessor of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall release Lessee from any of its obligations hereunder or be deemed to constitute Lessor's consent to any assignment, sublease, transfer or hypothecation. In the event Lessee shall desire to assign this Lease or sublet the Premises or any part thereof, Lessee shall give Lessor written notice at least sixty (60) days in advance of the date on which Lessee desires to make such assignment or sublease, which notice shall specify:
(a) the name and business of the proposed assignee or sublessee, (b) reasonably detailed character and financial reference for the proposed assignee or sublessee (including a recent certified financial statement), (c) the amount and location of space in the Premises affected, (d) the proposed effective date and duration of the subletting or assignment, and (e) the proposed rental and all other consideration to be paid to Lessee by such sublessee or assignee. Lessor shall then have a period of thirty (30) days following receipt of such notice within which to notify Less in writing that Lessor elects, at its option
(1) to terminate this Lease as to the space so affected as of the date so specified by Lessee, in which event Lessee will on that date surrender to Lessor possession of the affected space and thereafter be relieved of all further obligations to pay Rent hereunder as to such space; or (2) to permit Lessee to assign or sublet such space, in which event any rent payable by sublessee to Lessee in excess of the rental rate of this Lease shall be deemed additional rent owed by Lessee to Lessor under this Lease in the same manner that Lessee pays Base Rental hereunder and in addition thereto (similarly, any sums payable by any proposed assignee to Lessee in consideration of an assignment of Lessee's interest in this Lease which are properly allocable to such assignment [as determined by Lessor in its sole discretion based upon reasonable attribution methods] shall be payable by Lessee to Lessor as additional rent and in consideration of Lessor's consent of such assignment); or (3) to withhold consent to Lessee's assignment of sublease of such space and to continue this Lease in full force and effect as to the entire Premises. If Lessor shall elect to terminate this Lease as aforesaid, Lessee shall notify Lessor in writing within ten (10) days thereafter of Lessee's intention to either refrain from such assignment, subletting or transfer or to accept the termination of this

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Lease.  If Lessee advises Lessor it intends to refrain from such assignment, subletting or transfer, then Lessor's right to terminate this Lease as aforesaid shall be null and void in such instance. If Lessee fails to so notify Lessor within said 10-day period, then Lessee will be deemed to have accepted such termination of this Lease and, upon any such termination, Lessor shall have the right to enter into a direct Lease with Lessee's proposed assignee, sublessee or other transferee. In no event whatsoever shall (x) Lessee sublet, assign or otherwise endeavor to transfer any interest of Lessee in this Lease to any other tenant in space in Piedmont Center, (y) Lessee list, advertise or otherwise publicize in any way the availability of all or any part of the Premises at a rental rate which is less than the rate for which Lessor is then offering any other space in the Building or any other improvements of which the Building and Premises form a part, and (z) any advertisement or other publication for subletting or assignment state the name (as distinguished from the address) of the Building.

13.   DESTRUCTION OF DAMAGE

     Should the Premises or Building be so damaged by fire or other cause, without fault or neglect of Lessee, to the extent, as determined by Lessor in its sole discretion, that rebuilding or repairs cannot be completed within one hundred eighty (180) days from the date of the fire or such other cause of damage, then either Lessor or Lessee may terminate this Lease, in which event Rent shall be abated from the date of such damage or destruction. However, if the damage or destruction is such that rebuilding or repairs can be completed within one hundred eighty (180) days, as so determined by Lessor, then Lessor covenants and agrees to make such repairs with reasonable promptness and dispatch, and to allow Lessee an abatement in the Rent for such time as the Premises is untenantable or proportionately for such portion of the Premises as shall be untenantable, and Lessee covenants and agrees that the terms of this Lease shall not be otherwise affected. Lessee acknowledges and agrees that in no event shall Lessor have any obligation to repair or restore any of Lessee's furnishings, fixtures or equipment brought upon the Premises by or on behalf of Lessee.

14.   CONDEMNATIONS

     If the whole or any material part of the Premises shall be taken or condemned by any competent authority, then, and in that event, the Term of this Lease shall cease and terminate from the date when the possession of the part so taken shall be required for such use or purpose, and the entire amount of the condemnation award shall be paid to Lessor (excepting only any portion of such award designated for moving expenses). If the whole or any material part of the Building shall be taken or condemned by any competent authority (regardless of whether or not any portion of the Premises shall be so taken or condemned), Lessor shall have the right to terminate this Lease upon notice to Lessee.

15.   ALTERATIONS AND IMPROVEMENTS

     Lessee will make no alterations in, or additions to, the Premises without first obtaining Lessor's written consent. All erections, additions, fixtures and improvements, whether temporary or permanent in character (except only movable office furniture and equipment of Lessee), made in or upon the Premises, either by the Lessee or the Lessor, shall be Lessor's property, and shall remain upon said Premises at the termination of the Term by lapse of time or otherwise, without compensation to Lessee. As a condition to granting consent to the making of such alterations or additions, Lessor may impose such requirements as Lessor may in its sole discretion deem reasonable or necessary including, by way of illustration and not limitation, requirements as to the manner in which or time at which such work is performed, the design of such alterations or additions, the quality of materials and workmanship utilized in making such alterations or additions, and the selection of the contractor who shall perform the work required to complete such alterations or additions.


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16.   ATTORNEYS' FEES; LATE PAYMENTS

     Lessee agrees to pay all attorney's fees and expenses Lessor incurs in enforcing any of the obligations of the Lessee under this Lease, or in any litigation or negotiation in which Lessor shall, without fault, become involved through or on account of this Lease. Any installment of Rent delinquent for more than ten (10) days shall bear interest at the rate of eighteen percent (18%) per annum, after as well as before judgment, from the date due until paid.

17.   RULES AND REGULATIONS

     The rules and regulations attached to this Lease as Exhibit "B" shall be and are hereby made an integral part of this Lease. Lessee, its contractors, servants and agents, will perform and abide by said rules and regulations, and any amendments or additions to said rules and regulations as may be made from time to time by Lessor, upon notice to Lessee, for the safety, care, cleanliness and preservation of good order in the Building.

18.   NO ESTATE

     This contract shall create the relationship of landlord and tenant between Lessor and Lessee; no estate shall pass out of Lessor; Lessee has only a usufruct, not subject to levy and sale.

19.   HOLDING OVER

     If Lessee remains in possession of the Premises after expiration of the Term, with Lessor's acquiescence and without any distinct agreement of the parties, then Lessee by virtue of this paragraph shall become a tenant from month-to-month at a monthly base rent, payable in advance, in an amount equal to twice the amount of Base Rental payable for the last month of the Term and otherwise subject to all of the conditions and covenants of this Lease as though this Lease had originally been a month-to-month tenancy. In no event shall there a renewal of this Lease by operation of law, and any such month-to-month tenancy may be terminated by either Lessor or Lessee by giving thirty (30) days written notice to the other. Specifically notwithstanding the foregoing, if Lessee shall remain in possession of the Premises as a holdover tenant without the acquiescence of Lessor or otherwise in violation of the terms and provisions of this Lease, in addition to any other rights and remedies available to Lessor, Lessor shall have the immediate right to reenter and take possession of the Premises.

20.   SURRENDER OF PREMISES

     At termination of this Lease, Lessee shall surrender the Premises (and all keys to the Premises to Lessor in good condition, natural wear and tear only excepted. Any property of Lessee left upon the Premises at the termination of this Lease shall be deemed abandoned by Lessee, and Lessor may thereafter use or dispose of such property as Lessor sees fit without obligation to Lessee. Lessee shall reimburse Lessor on demand for Lessor's costs and expenses in removing and disposing of such property, and Lessee shall further indemnify and hold Lessor free and harmless from any liability, claim or expense suffered or incurred by Lessor in connection with the removal or disposal of such property.

21.   NOTICES

     Lessee hereby appoints as his agent to receive the service of all dispossessory or distraint proceedings and notices thereunder, and all notices required under this Lease to be given by Lessor to Lessee, the person in charge of said Premises at the time, or occupying said Premises; and if no person is in charge or occupying same, then such service or notice may be made by attaching the same on the main

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entrance to the Premises.  Any notice given by Lessee to Lessor under this
Lease shall be in writing, effective only when received by Lessor at Lessor's address hereinbelow set forth. Unless Lessor otherwise notifies Lessee, all Rent payable by Lessee to Lessor and any notice given by Lessee to Lessor shall be delivered to Lessor at the following address:

     Suite 515, Two Piedmont Center, Atlanta, Georgia 30305

     Either party may, by written notice to the other, specify a different address for notice purposes, except that Lessor may in any event use the Premises as proper and sufficient for service of dispossessory or distraint proceedings and notice of an event of default.

22.   PARTIES

     "Lessor" as used in this Lease shall include first party, its representatives, assigns and successors-in-title to the Premises. It is understood and agreed that the term "Lessor", as used in this Lease, means only the owner (or the lessee under a superior lease) from time to time of the Building so that the event of any sale, the Lessor as transferor shall be relieved of all covenants and obligation of Lessor hereunder and Lessee shall attorn to any successor Lessor hereunder. "Lessee" shall include second party, its representatives, and if this Lease shall be validly assigned or sublet, shall include also Lessee's assignees or sublessees, as to the Premises covered by such assignment or sublease. "Lessor" and "Lessee" include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

23.   CHANGE OF PREMISES

     If the Premises contain less than 3,000 square feet, Lessor reserves the right to relocate Lessee, and Lessee agrees to relocate, to other space of substantially equivalent area and equivalent rent in the Building (if space suitable to Lessee is available in the Building) or other improvements, if any, within Piedmont Center (if no space suitable to Lessee is available in the Building) on thirty (30) days prior written notice of Lessor's intent. In the event Lessor and Lessee do not agree within ten (10) days on terms and conditions of relocation, then this Lease shall, at Lessor's option, become null and void and of no further effect after thirty (30) days from the date of the aforementioned notice. Lessor agrees to reimburse Lessee for the reasonable expenses of such relocation, not exceeding the amount of one month's Base Rental. When Lessee take possession of the other space, such other space shall become the "Premises" for all purposes of this Lease except as expressly provided herein, and Exhibit "A" hereto shall be modified accordingly.

24.   ADVANCE RENT

     Upon execution of this Lease, Lessee shall pay to Lessor, as security for the full and punctual performance by Lessee of all of the terms of this Lease, the sum of $20,120.00, which, unless otherwise applied, shall be used in payment or reduction of Base Rental due under this Lease for the first calendar month(s) of the Term. In the event Lessee defaults in the performance of any of the terms of this Lease, including the payment of Rent, Lessor may use, apply or retain the whole or any part of said sum so deposited to the extent required for the payment of any Rent or for any such other sum which Lessor may expend or may be required to expend by reason of Lessee's default.

25.   SUBORDINATION

     This Lease and all rights of Lessee hereunder are and shall be inferior and subordinate to any mortgage, deed to secure debt, deed of trust or other instrument in the nature thereof which may now or hereafter affect Lessor's interest in the Premises or Building, and to any modifications, renewals, consolidations, extensions or replacements of any such security instrument. This paragraph shall be self-operative, and no further instrument of subordination shall be required by the holder of any such security instrument. Lessee shall, however, execute, acknowledge and deliver to Lessor or the holder of any such security instrument, upon demand and without expense, any and all instruments that may be requested by Lessor for the purpose of subordinating this Lease and the rights of Lessee hereunder to the rights and interests of the holder of such security instrument and for any and all purposes reasonable related thereto. In the event the holder of any such security instrument or purchaser at foreclosure or power of sale shall hereafter succeed to the rights of Lessor under this Lease, whether by foreclosure or other means, Lessee shall attorn to and recognize same as the successor Lessor under this Lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment.

26.   ESTOPPEL CERTIFICATES

     Lessee shall at any time and from time to time, upon not less than ten
(10) days prior written notice from Lessor, execute, acknowledge and deliver to Lessor, or Lessor's designee, a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modifications), (b) stating that Lessee has accepted occupancy of the Premises, (c) specifying the dates to which rent, and other amounts due hereunder have been paid, and (d) certifying that there are no existing defaults on the part of Lessor hereunder and that Lessee has no defenses or offsets against the enforcement of this Lease or specifying such defaults, defenses or offsets if any are claimed.

27.   EXCULPATION

     Lessor's obligations and liabilities to Lessee with respect to this Lease shall be limited solely to Lessor's interest in the Building, and neither Lessor, not any of the representatives, partners, officers, directors or shareholders of Lessor, shall have any personal liability whatsoever with respect to this Lease or Lessor's obligations hereunder.

28.   QUIET POSSESSION

     Upon Lessee's paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the Term hereof, subject to all the terms and provisions of this Lease.

29.   HAZARDOUS SUBSTANCES

     Lessee hereby represents, warrants, covenants and agrees not to bring or permit to be brought upon the Premises or any portion thereof, any substances or materials (hereinafter collectively called "Hazardous Substances"), the generation, handling, manufacturing, treatment, storage, use, transportation or discharge of which is regulated by any state, federal or local law or regulation. Lessee hereby indemnifies and shall hold Lessor harmless from and against any claim, liability, expense or damage imposed upon Lessor by any person, entity or governmental body whatsoever arising out of any claims, action, administrative proceedings, judgments, damages, penalties, fines and costs, including, without limitation, attorneys' fees, costs of investigation or settlement, that arise directly or indirectly from or in connection with the presence, release or suspected release of any hazardous Substances at, on or about the Premises as a result of any action or omission of Lessee. The terms and provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

30.   NON-LIABILITY AND INDEMNIFICATION

     Unless due solely to the gross negligence or willful misconduct of Lessor or its agents, neither Lessor nor Lessor's agents shall be liable to Lessee or Lessee's agent, contractors or visitors, and Lessee shall and does hereby indemnify and hold Lessor harmless from and against any and all loss, cost, liability, claim, damage or expense (including, without limitation, reasonable attorneys' fees, court costs and costs of investigation) incurred in connection with or arising from (a) any default by Lessee in the performance of any of the terms and provisions of this Lease on Lessee's part to be performed; (b) Lessee's use and occupancy of the Premises; or (c) any acts, omissions or negligence of Lessee or any such person in or about the Premises. Lessee, and all those claiming by, through or under Lessee, shall store their property in and shall occupy and use the Premises and all portions of the Building and related improvements solely at their own risk. Lessee and all those claiming or entering the Premises by, through or under Lessee hereby release Lessor, to the full extent permitted by law, from all claims of every kind, including, without limitation, personal injury, property damage, loss or other damages occurring by theft or mysterious disappearance, or business interruption, unless caused by or due to the gross negligence with willful misconduct of Lessor.

31.   ENTIRE AGREEMENT, ETC.

     This Lease contains the entire agreement of the parties and no representations or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Lessor to exercise any power given Lessor hereunder, or to insist upon strict compliance by Lessee of any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Lessor's right to demand exact compliance with the terms hereof. The submission by Lessor to Lessee of this Lease in draft form shall be deemed submitted for discussion only, shall have no binding force or effect, and shall not constitute an option to Lessee. This Lease may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Lease shall be governed by the laws of the State of Georgia. Lessee shall not record this Lease nor any memorandum hereof.

32.   TIME OF ESSENCE

     Time is of the essence of this Lease.

33.   EXHIBITS

     The exhibits referred to in this Lease and identified below are attached to this Lease and by reference made a part hereof:

         Exhibit "A"   Floor Plan of Premises
         Exhibit "B"   Rules and Regulations
         Exhibit "C"   Special Stipulations
         Exhibit "D"   Leasehold Improvements
         Exhibit "E"   Lease Rider No. 1

34.   SPECIAL STIPULATIONS

     Insofar as the Special Stipulations, if any, set forth on Exhibit "C" conflict with any of the provisions of this Lease, said Special Stipulations shall control.

     IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, the day and year first above written.


Signed, sealed and delivered by       "LESSOR" - PROPERTY OF GEORGIA OBJLW ONE
Lessor in the presence of:            CORPORATION

                                      By: /s/ Jones Lang Wootten Realty Advisors
- --------------------------------         --------------------------------------
Witness

                                      Its:  Agent
                                           ------------------------------------
- --------------------------------
Notary Public

                                      JONES LANG WOOTON REALTY ADVISORS
(NOTARY SEAL)
                                      Its:    General Partner
                                           ------------------------------------

                                      By:  /s/ Beuce Sirof
                                           ------------------------------------

                                      Title: Senior Director
                                             ----------------------------------
Signed, sealed and delivered by       "LESSEE" - HOMECOM COMMUNICATIONS, INC., a
Lessor in the presence of:            Delaware corporation

                                      By:  /s/ Harvey Sax
- ---------------------------------         -------------------------------------
Witness

                                      Its:   President
                                           ------------------------------------
- ---------------------------------
Notary Public


(NOTARY SEAL)

                                 PC ASSOCIATES

January 23, 1996

Mr. Harvey Sax, President
HomeCom Communications, Inc.
600 W. Peachtree St.
Suite 2370
Atlanta, Georgia  30308

Dear Mr. Sax:

So that we may better serve you in your move to Piedmont Center, it is necessary for us to obtain some preliminary information. Please complete and return the enclosed forms via fax to my attention, fax 841-3687, as soon as possible. Please keep in mind that if you require special signage, it must first be approved by Piedmont Center.

For stationery and correspondence, your new address will be as follows:

            Fourteen Piedmont Center
            Suite 100/Suite 90
            3535 Piedmont Road
            Atlanta, Georgia 30305

Typically, all moves at Piedmont Center must take place after 5:30 pm on weekdays or anytime on weekends. If you have other requirements, please let me know so I can make the necessary arrangements.

Please contact me if we may be of further assistance. We look forward to having you with us at Piedmont Center.

Sincerely,


Linda M. Edwards
Tenant Coordinator


Enclosures:  Insurance Letter               Directory Listing Form
             Move-In Questionnaire          Access Key Order Forms
             Move Checklist                 Piedmont Center Map
             Moving Policies                Signage Order Form



    SUITE 904 / TEN PIEDMONT CENTER / ATLANTA, GEORGIA 30305 / 404 841-3675

                                  EXHIBIT "A"

     Schematic drawings of the plaza and lobby levels of the Piedmont Center 14 building illustrating the Registrant's space therein.

                                  EXHIBIT "B"
                              BUILDING REGULATIONS

      (WHICH ARE REFERRED TO IN THE WITHIN LEASE AND MADE A PART THEREOF)

To insure minimization of inconvenience to tenants and to maintain the interior space in the best possible condition, Lessee shall comply with the following Building Regulations:

     1. The sidewalks, entry passages, corridors, halls, elevators and stairways shall not be obstructed by Lessee (including Lessee's agents, contractors and visitors), nor used by them for any purpose other than those of ingress and egress. The floors, skylights and windows that reflect or admit light into any place in the Building shall not be covered or obstructed by Lessee. The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, or other obstructing substances shall be thrown therein.

     2. No advertisement, sign, or other notice shall be inscribed, painted or affixed by Lessee on any part of the outside or inside of the Premises or any portion of the Building and related improvements, except only upon the interior doors and windows of the Premises when permitted by Lessor in writing. All such advertisements, signs or other notices shall be of such order, size and style, and at such places as shall be designated by Lessor. Exterior signs on doors will be provided for Lessee by Lessor, the cost of signs to be charged to be charged to and paid for by Lessee. Lessee will not distribute, display or place any handbills, bumper stickers or other advertisement or notice in any area of the Building and related improvements.

     3. Nothing shall be thrown by Lessee out of the windows or doors, or down the passages or skylights of the Building. No rooms shall be occupied or used as sleeping or lodging apartments at any time.

     4. Lessee shall not employ any persons other than the janitors of Lessor (who will be provided with pass-keys into the Premises) for the purpose of cleaning or taking charge of said Premises. Lessee shall not change or install any additional locks or security systems in the Premises without Lessor's written consent. It is understood and agreed that Lessor shall not be responsible to Lessee for any loss of property from the Premises, however occurring, or for any damage done to the furniture or other effects of Lessee by the janitor or any of its employees.

     5. No animals, birds, bicycles or other vehicles shall be allowed in the offices, halls, corridors, elevators or elsewhere in the Building.

     6. No painting shall be done, nor shall any alterations be made, to any part of the Building or Premises by putting up or changing any partitions, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork or plastering, nor shall either any cabling be installed in or about the Premises or any connection be made to the electric wires or electric fixtures, without the consent in writing on each occasion of Lessor. All glass, locks and trimmings in or upon the doors and windows of the Building and the Premises shall be kept whole and, when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order under the direction and to the satisfaction of Lessor, and shall be left whole and in good repair. Lessee shall not injure, overload or deface the Building, the Premises, or any improvements included in either, nor allow upon the Premises any noxious, noisy, or offensive business. Lessee shall not change or remove blinds or other window coverings without Lessor's consent.

     7. Lessee shall not (without Lessor's written consent) put up or operate any steam engine, boiler, machinery or stove upon the Premises, or carry on any mechanical business therein, nor do any cooking therein, nor use or allow to be used upon the Premises oil, burning fluids, camphene, gasoline or kerosene for heating, warming or lighting. No article deemed extra hazardous on account of fire and no explosives, fire arms or weapons shall be brought into said Premises or Building. No offensive gases of liquids will be permitted. Lessee shall not generate, store, handle or otherwise deal with any hazardous or toxic waste, substance or material, or any oil or pesticide, upon any portion of the Building and related property.

     8. If tenants require electrical wiring for any electrical device, such wiring shall be done by Lessor's approved electrician only, and no outside wiring men shall be allowed to do work of this kind unless by written permission of Lessor. If telegraphic or telephonic service is desired, or if wiring or cabling is to be installed for any other purpose, the wiring for same shall be done as directed by Lessor's approved electrician or by some other employee of Lessor designated by Lessor to supervise same, and no boring or cutting for wiring shall be done unless approved by Lessor.

     9. Lessor will post on the directory of its Building one name to be designated by Lessee at no charge. All additional names which Lessee shall desire put upon said directory must be first consented to by Lessor, and if so approved, a charge will be made for such additional listing as prescribed by Lessor to be paid to Lessor by Lessee.

     10. Lessor, and its agents and contractors, shall have the right to enter the Premises at all reasonable hours for the purpose of making any repairs, alterations, or additions which it shall deem necessary for the safety, preservation, or improvement of the Building, and Lessor shall be allowed to take all material into and upon such Premises that may be required to make such repairs, improvements, and additions, or any alterations for the benefit of Lessee without in any way being deemed or held guilty of an eviction of Lessee or other liability to Lessee; and the rent reserved shall in no way abate while said repairs, alterations, or additions are being made; and Lessee shall not be entitled to maintain a set-off of counterclaim for damage against lessor by reason of loss or interruption to the business of Lessee because of the prosecution of any such work. All repairs, decorations, additions and improvements shall be done during ordinary business hours, or, if any such work is at the request of Lessee to be done during any other hours, Lessee shall pay for all overtime costs. In cases of emergency, Lessor, its agents and contractors, shall have the right to enter the Premises at any time, with force if necessary.

     11. Lessor reserves all vending rights. Lessee's request for such services to be made by Lessee to Lessor's management office.

     12. All moves (whether moving into or out of the Premises) and deliveries of large furniture or equipment shall be coordinated through Lessor's management offices, and Lessee shall advise Lessor at least two (2) working days prior to truck arrival. Lessee shall provide Lessor such information (including the completion of Lessor's standard moving questionnaires) as Lessor requires to coordinate such moves or deliveries, and Lessee (together with Lessee's agents and contractors) will comply with Lessor's guidelines and instructions in the work associated with such moves or deliveries. All moving and delivery companies shall provide Lessor certificates of insurance evidencing the existence of property damage and liability insurance in amounts acceptable to Lessor. All moves shall be made after 6:00 p.m. Friday and prior to 8:00 a.m. Monday. Lessee shall be responsible for any damages to the Premises, Building and related improvements occurring from such move or delivery, and shall ensure that proper precautions are undertaken to avoid any such damage. Lessee shall provide Lessor the forwarding address of Lessee prior to any move out. A representative of Lessor shall have the right to be at, and to supervise, all moves and deliveries.

     13. No load shall be placed on the floor of the Premises which exceeds Lessor's prescribed load limits. All equipment of Lessee will be kept and operated by Lessee free of abnormal noise and vibrations which may transmit to any part of the Building or beyond the confines of the Premises. No odors or vapors will be permitted or caused to emanate from the Premises.

     14. Lessor reserves the right to require all persons entering the Building to sign a register, to be announced to Lessee that such person is visiting and to be accepted as a visitor by Lessee or to be otherwise properly identified (and, if not so accepted or identified, reserves the right to exclude such persons from the Building) and to require persons leaving the Building to sign a register or to surrender any pass given to such person. Lessee shall be responsible for all persons for whom it requests any such pass or any person who Lessee so accepts. Any person whose presence in the Building at any time shall, in the judgment of Lessor, be prejudicial to the safety, character, security, reputation or interest of the Building or the tenants of the Building may be denied access to the Building or may be ejected from the Building.

                                  EXHIBIT "C"

                              SPECIAL STIPULATIONS

      This Exhibit "C" is a part of the Lease between PROPERTY GEORGIA OBJLW ONE CORPORATION, an Oregon Corporation, as Lessor, and HOMECOM COMMUNICATIONS, INC., a Delaware Corporation, as Lessee for Suites 90 and 100, Fourteen Piedmont Center.


                                 NOT APPLICABLE

                                  EXHIBIT "D"

                             LEASEHOLD IMPROVEMENTS

      This Exhibit "D" is a part of the Lease between PROPERTY GEORGIA OBJLWE ONE CORPORATION, an Oregon Corporation, as Lessor, and HOMECOM COMMUNICATIONS, INC., a Delaware Corporation, as Lessee for Suites 90 and 100, Fourteen Piedmont Center.

      Lessee accepts the premises in its existing condition including improvements and fixtures affixed and appliances in place, but excluding moveable furniture and equipment. Lessor shall contribute an allowance of $7,300.00 to be utilized only for additional improvements to the premises. Any additional costs incurred in excess of said allowance shall be the sole responsibility of Lessee.